Exhibit 10.5
AMN HEALTHCARE SERVICES, INC.
2022 PERFORMANCE AND RETENTION PLAN
I. Purpose

The purpose of this Plan is to provide for incentive compensation for Participants that is directly related to the 2022 Adjusted EBITDA results of the Company. This Plan provides for a potential Bonus Award payment to Participants, contingent upon continued employment and the achievement of Adjusted EBITDA that exceeds the Company’s 2022 Operating Plan for Adjusted EBITDA.

II. Definitions

“Adjusted EBITDA” means the Company’s 2022 net income plus interest expense (net of interest income) and other, income tax expense (benefit), depreciation and amortization, depreciation (included in cost of revenue), acquisition, integration, and other costs, restructuring expenses, certain legal expenses, and share-based compensation. The Committee may exercise negative discretion, and any determination by the Committee shall be final.

“Board” means the Board of Directors of the Company.
“Bonus Award” means the potential bonus payment that a Participant may earn and receive under the Plan. A Bonus Award for a Participant shall be based on the Company’s 2022 Adjusted EBITDA compared to the Company 2022 Annual Operating Plan for Adjusted EBITDA as determined by the Committee.
“Cause” means the occurrence of any one or more of the following: (A) Participant’s failure to perform in any material respect his or her duties as an employee of the Company Group, (B) violation of the Company’s Code of Business Conduct, Code of Ethics for Senior Financial Officers and Principal Executive Officer, and/or Securities Trading Policy, (C) the engaging by Participant in willful misconduct or gross negligence which is injurious to the Company Group or any of its affiliates, monetarily or otherwise, (D) the commission by Participant of an act of fraud or embezzlement against the Company Group or any of its affiliates, or (E) the conviction of Participant of a crime which constitutes a felony or any lesser crime that involves Company Group property or a pleading of guilty or nolo contendere with respect to a crime which constitutes a felony or any lesser crime that involves Company Group property.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations, and interpretations.
“Committee” means the Compensation Committee of the Board.
“Company” means AMN Healthcare Services, Inc.
“Company Group” means the Company and each of its subsidiaries.
“Designated Beneficiary” means the beneficiary or beneficiaries designated in accordance with Article XI to receive the amount, if any, payable under this Plan upon the Participant’s death.
“Good Reason” means the occurrence of any of the following events without the Participant’s express written consent: (i) a material reduction in the Participant’s base salary or target annual bonus compensation, as in effect on May 1, 2022, (ii) the Company’s assignment to the Participant of duties materially and adversely inconsistent with the Participant’s position, duties or responsibilities as in effect immediately before May 1, 2022, including, but not limited to, any material reduction in such position, duties or responsibilities, or a change in the Participant’s title or office, as then in effect, or any removal of the Participant from any of such positions, titles or offices, or (iii) the Company’s relocation of Participant’s principal place of employment to a locale that is more than fifty (50) miles from the Participant’s principal place of employment immediately prior to May 1, 2022.
In all cases, an event shall constitute Good Reason only if the Participant provides the Company with written notice of resignation that specifies in reasonable detail the event constituting Good Reason within ninety (90) days after the initial existence of such event and the Company fails to cure the Good Reason event within thirty (30) days following receipt of such notice. If the Company timely cures the Good Reason event, then Participant’s notice of resignation shall be automatically rescinded and of no further force or effect. If the

Company does not timely cure the Good Reason event, then Participant’s employment shall terminate on the date immediately following the end of the Company’s 30 day cure period.
“Participant” means any Company Group officer (other than the Chief Executive Officer) or key employee and who is designated by the Committee to participate in this Plan.
“Performance Period” means the period of January 1, 2022 through December 31, 2022.
“Plan” means the AMN Healthcare Services, Inc. 2022 Performance and Retention Plan, as may be amended by the Board or Committee from time to time.
“Qualifying Termination” means that the Participant has experienced a Code Section 409A “separation from service” with the Company Group due to either the Company terminating Participant’s employment without Cause or Participant terminating his/her employment for Good Reason.

III. Eligibility

Participants in this Plan shall be selected by the Committee for the Performance Period from those officers and key employees of the Company and its subsidiaries whose efforts contribute materially to the success of the Company Group. No employee shall be a Participant unless he or she is selected by the Committee, in its sole discretion. No employee shall at any time have the right to be selected as a Participant.

IV. Administration

The Committee, in its sole discretion, will determine eligibility for participation, determine Adjusted EBITDA and determine the Bonus Award amount (if any) for each Participant.
Except as otherwise herein expressly provided, full power and authority to construe, interpret, and administer this Plan shall be vested in the Committee, including the power to amend or terminate this Plan as further described in Article XIV. The Committee may at any time adopt such rules, regulations, policies, or practices as, in its sole discretion, it shall determine to be necessary or appropriate for the administration of, or the performance of its respective responsibilities under, this Plan. The Committee may at any time amend, modify, suspend, or terminate such rules, regulations, policies, or practices. The Committee may appoint delegates to assist in administering this Plan. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to it or him by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of this Plan. All determinations and decisions made by the Committee or the Board, and any delegate of the Committee pursuant to the provisions of this Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.
Notwithstanding the foregoing or any other provision of this Plan, (i) the Board may at any time or from time to time resolve to administer this Plan and, in such case, references herein to the Committee shall mean the Board when so acting as the Committee, and (ii) when the Committee is acting and not the Board, all of the Committee’s material decisions under this Plan will be subject to ratification by the Board.

V. Bonus Awards

The Committee has established the criteria for earning and receiving a Bonus Award payment. The Committee may reduce the amount of any Bonus Award in its sole and absolute discretion.

VI. Payment of Bonus Awards

Bonus Awards earned during the Performance Period shall be paid on or about May 1, 2023. Payment of Bonus Awards shall be made in the form of cash. A Participant must either have experienced a Qualifying Termination or be continuously employed through the date of payment of any Bonus Award in order to earn and receive such payment. Termination of employment for any reason (other than a Qualifying Termination) before payment of a Bonus Award shall mean that no Bonus Award payment shall be made to such Participant.

VII. Reorganization or Discontinuance

The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company will make appropriate provision for the preservation of Participants’ rights under this Plan in any agreement or plan that it may enter into or adopt to effect any such merger, consolidation, reorganization, or transfer of assets.

VIII. Non-Alienation of Benefits

A Participant may not assign, sell, encumber, transfer, or otherwise dispose of any rights or interests under this Plan except by will or the laws of descent and distribution. Any attempted disposition in contravention of the preceding sentence shall be null and void.

IX. No Claim or Right to Plan Participation

No employee or other person shall have any claim or right to be selected as a Participant under this Plan. Neither this Plan nor any action taken pursuant to this Plan shall be construed as giving any employee any right to be retained in the employ of the Company. At no time before the actual payment to Participants under this Plan shall any Participant accrue any vested interest or right whatsoever under this Plan except as otherwise stated in this Plan.
The selection of an individual for participation in this Plan shall not give such Participant any right to be retained in the employ of the Company, and the right of the Company to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus Award under this Plan, except as otherwise provided for herein, or to continued participation under this Plan. There is no obligation for uniformity of treatment of Participants under this Plan. It is expressly agreed and understood that the employment of a Participant is terminable at the will of either party and, if such Participant is a party to an employment agreement with the Company, in accordance with the terms and conditions of the Participant’s employment agreement.

X. Taxes

The Company shall have the right to withhold and deduct from all amounts payable under this Plan all federal, state, local, and other taxes required by law to be withheld with respect to such amounts.

XI. Designation and Change of Beneficiary

Each Participant may indicate upon notice to him or her by the Committee of his or her right to receive a Bonus Award a designation of one or more persons as the Designated Beneficiary who shall be entitled to receive the amount, if any, payable under this Plan upon the death of the Participant. Such designation shall be in writing to the Committee. A Participant may, from time to time, revoke or change his or her Designated Beneficiary without the consent of any prior Designated Beneficiary by filing a written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt.

XII. Payments to Persons Other Than the Participant

If the Committee shall find that any person to whom any amount is payable under this Plan is unable to care for his or her affairs because of incapacity, illness or accident, or is a minor, or has died, then any payment due to such person or his or her estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs, be paid to his or her spouse, a child, a relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee, in its sole discretion, to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Company therefor.

XIII. No Liability of Committee Members

No member of the Committee shall be personally liable by reason of any contract or other instrument related to this Plan executed by such member or on his or her behalf in his or her capacity as a member of the Committee, nor for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of this Plan may be allocated or delegated, against any cost or expense (including legal fees, disbursements and other related charges) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with this Plan unless arising out of such person’s own fraud or bad faith.

XIV. Termination or Amendment of the Plan

The Committee may amend, suspend, or terminate this Plan at any time. If not earlier terminated then the Plan shall terminate upon the earlier of May 15, 2023 or the date when all Bonus Award payments have been made.
In the case of Participants employed outside the United States, the Company may vary the provisions of this Plan as deemed appropriate to conform with, as required by, or made desirable by, local laws, practices and procedures.

XV. Section 409A

It is intended that payments under this Plan qualify as short-term deferrals and is exempt from the requirements of Section 409A of the Code, except to the extent a Participant has made a timely election to defer the payment of all or any portion of a Bonus Award under a Company-sponsored non-qualified deferred compensation plan or arrangement, provided that the terms of such non-qualified deferred compensation plan or arrangement shall govern the payment of such Bonus Award. If any Bonus Award does not qualify for treatment as an exempt short-term deferral, it is intended that such amount will be paid in a manner that satisfies the requirements of Section 409A of the Code. This Plan shall be interpreted and construed accordingly.

XVI. Clawback

Notwithstanding any other provisions in this Plan, any Bonus Award that is subject to deduction, clawback, recoupment, or recovery, will be subject to such deduction, clawback, recoupment, or recovery as may be required to be made pursuant to such law, government regulation, or stock exchange listing requirement or any policy adopted by the Company pursuant to any such law, government regulation, or stock exchange listing requirement. The action permitted to be taken under this Article XVI is in addition to, and not in lieu of, any and all other rights of the Committee, Board and/or the Company under applicable law and shall apply notwithstanding anything to the contrary in this Plan.

XVII. Severability

If any portion of this Plan is deemed to be in conflict with local law, that portion of this Plan, and that portion only, will be deemed void under local law. All other provisions of this Plan will remain in effect.

XVIII. Unfunded Plan

Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, Designated Beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

XIX. Governing Law

The terms of this Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.

XX. Other Compensation

Neither the establishment of this Plan nor the grant of a Bonus Award pursuant to this Plan shall prevent the Company from establishing other compensation plans or arrangements or making awards to any Participant pursuant to such other plans or arrangements.

XXI. Effective Date

This Plan is effective as of May 5, 2022